UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 14, 2009

Analysts International Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Termination of Chief Executive Officer

On December 14, 2009, the Board of Directors of Analysts International Corporation (the “Company”) terminated the employment of Elmer N. Baldwin as President and Chief Executive Officer of the Company without cause, effective immediately.  Mr. Baldwin’s service as a director of the Company also terminated December 14, 2009 pursuant to the terms of his employment agreement.

(c)           Appointment of Chief Executive Officer

On December 18, 2009, the Company issued a press release announcing its Board of Directors had appointed Andrew K. Borgstrom as the Company’s new President and Chief Executive Officer.

Mr. Borgstrom, age 48, has been the Chief Executive Officer of RapiDemand Corp. (“RapiDemand”), a company that assists businesses in developing and implementing growth strategies through mergers and acquisitions, capital raises and strategic consultation, since 2004. Previously, Mr. Borgstrom served as the Chief Executive Officer of T-Systems, Inc., a technology services company, from 2001 to 2004. He has served as CEO for a number of technology companies, including Debis IT North America and Technology Asset Management. He has been a director of the Company since May of 2008 and is a member of the Compensation Committee.  Borgstrom earned a B.S. degree in Computer Science and Systems Analysis from Taylor University in Upland, Indiana. The Company’s press release issued on December 18, 2009 contains additional information concerning Mr. Borgstrom’s past experience.  The full text of the press release issued in connection with Mr. Borgstrom’s appointment is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference as if fully set forth herein.

Mr. Borgstrom’s employment agreement with the Company (the “Employment Agreement”), which commenced on December 17, 2009, provides for an initial term that expires on March 31, 2011, with an option for the Company to extend the term for an additional year.  Thereafter, the Employment Agreement will automatically renew for additional one-year periods unless either party provides notice of non-renewal 90 days prior to the expiration of the renewal period.  The Employment Agreement provides that Mr. Borgstrom will receive base compensation of $390,000 per year and will be eligible to earn a discretionary annual cash incentive, which, in fiscal 2010, shall be not less than $100,000 provided the Company achieves profitability during at least two consecutive fiscal quarters in fiscal 2010.  Additionally, the Company granted Mr. Borgstrom an incentive stock option to purchase 750,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on December 17, 2009.  The option was granted pursuant to the Company’s 2009 Equity Incentive Plan and is Exhibit A to the Employment Agreement.  The option, has a five-year term and vests as to 25% of the shares immediately with the remainder vesting ratably on the first three anniversaries of the grant date.  The option becomes fully vested on a change of control.  The Employment

Agreement may be terminated by either the Company or Mr. Borgstrom on 90 days notice with no severance payable.

The foregoing description does not purport to be a complete description of the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K and the terms of which are incorporated by reference into this Item 5.02(c) as if fully set forth herein.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement together with Exhibit A, dated December 17, 2009, between the Company and Andrew K. Borgstrom

99.1	Press Release dated December 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2009	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement together with Exhibit A, dated December 17, 2009, between the Company and Andrew K. Borgstrom

99.1	Press Release dated December 18, 2009